Exhibit 99.1

FOR IMMEDIATE RELEASE

ADOLOR RECEIVES FDA APPROVABLE LETTER FOR ENTEREG® (ALVIMOPAN)

Adolor Investor Conference Call at 8:30AM EDT on Friday, July 22, 2005

EXTON AND PHILADELPHIA, PA, July 22, 2005 – Adolor Corporation (NASDAQ: ADLR) and GlaxoSmithKline (NYSE: GSK) announced today that Adolor has received an approvable letter from the U.S. Food and Drug Administration (FDA) for Entereg® (alvimopan) capsules, an investigational drug under review for the management of postoperative ileus (POI) by acceleration of the time to recovery of gastrointestinal (GI) function following bowel resection surgery. The new drug application (NDA) for Entereg was submitted in June 2004.

Before the application may be approved, it will be necessary to provide additional proof of efficacy to the FDA to support the use of Entereg following bowel resection surgery. The FDA indicated that this may be achieved by demonstrating statistically significant results in at least one additional clinical study, and that this could potentially be addressed with positive results from Adolor’s ongoing Study 14CL314. The FDA also indicated that the Company must provide justification that the median reduction in time to gastrointestinal recovery seen in bowel resection patients treated with Entereg is clinically meaningful.

“We intend to request a meeting with the FDA as quickly as possible to discuss the approvable letter and determine the appropriate next steps for the NDA,” said Bruce Peacock, president and chief executive officer of Adolor Corporation.

Conference Call Information

Adolor will be hosting a conference call on July 22, 2005 at 8:30 AM Eastern Time, 5:30 AM Pacific Time. To participate in the call and have the opportunity to pose questions, dial 1-800-573-4752 for domestic callers and 1-617-224-4324 for international callers, and provide the passcode 79831443. You may access the audio only portion of the call on the Investor Relations section of the Company’s website, www.adolor.com.

A replay of the conference call will be available beginning at 10:30 AM Eastern Time, 7:30 AM Pacific Time on July 22, 2005. To listen to a replay of the conference call, dial 1-888-286-8010 (domestic callers) or 1-617-801-6888 (international callers) with a passcode of 38067794 or listen via the website. The replay will be available for one week.

About Study 14CL314

Adolor is currently conducting Study 314 in POI. Study 314 has been designed to enroll 660 bowel resection patients, randomized into two arms to receive either placebo or

12 mg of Entereg twice daily. The protocol for Study 314 provides that the initial dose of Entereg should be administered 30 to 90 minutes prior to surgery, as compared to Adolor’s previous Phase 3 studies where the first dose was required to be administered (at least) 120 minutes prior to surgery. The primary endpoint of Study 314 is time to recovery of GI function (“GI2”), a composite measure of the time to recovery of both upper and lower GI function, as defined by time to tolerability of solid foods, and time to first bowel movement, whichever occurred last.

About Entereg® (alvimopan)

Entereg® (alvimopan) is an investigational peripherally-acting mu-opioid receptor (PAM-OR) antagonist designed to inhibit the negative effects of opioids, like morphine, on the gastrointestinal system without interfering with the analgesic effects in the central nervous system.

Entereg® Collaboration

Adolor Corporation and GlaxoSmithKline are collaborating on the worldwide development and commercialization of Entereg® for POI and opioid-induced bowel dysfunction (OBD) associated with extended use of opioids to treat chronic pain.

About Adolor Corporation

Adolor Corporation (Nasdaq: ADLR) is a biopharmaceutical company specializing in the discovery, development and commercialization of novel prescription pain management products. Entereg® (alvimopan) is Adolor’s lead product candidate under development for the management of the gastrointestinal side effects associated with opioid use. Adolor and GSK are collaborating in the worldwide development and commercialization of Entereg® in multiple indications. Adolor is developing a sterile lidocaine patch which is in Phase 2 clinical development for post-incisional pain. Adolor also has a number of discovery research programs focused on the identification of novel compounds for the treatment of pain. By applying its knowledge and expertise in pain management, along with ingenuity, Adolor Corporation is seeking to make a positive difference for patients, caregivers and the medical community. For more information, visit www.adolor.com.

About GlaxoSmithKline

GlaxoSmithKline (NYSE: GSK) is one of the world’s leading research-based pharmaceutical and healthcare companies. GlaxoSmithKline is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For more information, visit www.gsk.com.

Adolor Forward-Looking Statement

This release, and oral statements made with respect to information contained in this release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such known risks and uncertainties relate to, among other factors: the risk that Adolor may not obtain FDA approval for the new drug application (NDA) for Entereg® in postoperative ileus (POI), whether due to the risk that: notwithstanding the FDA approvable letter for the POI NDA, Adolor is not be able to provide additional data satisfactory to the FDA to obtain approval for the NDA; the design of Study 314 is not acceptable to the FDA to support proof of efficacy of the NDA for Entereg®; the results of Study 314 are not positive; Adolor is not able to justify that the median reduction in time to gastrointestinal (GI) recovery seen in bowel resection patients treated with Entereg® is clinically meaningful; the adequacy of the results of the Studies 14CL302, 14CL306, 14CL308 and 14CL313 to support FDA approval of Entereg®, the results from other clinical trials of Entereg®, including the GlaxoSmithKline Phase 3 Study 001, the adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, reliance on third party manufacturers, adverse safety findings or otherwise; the risk that the FDA may not agree with Adolor’s analyses of Studies 14CL302, 14CL306, 14CL308 and 14CL313 and may evaluate the results of these studies by different methods or conclude that the results from the studies are not statistically significant, clinically meaningful or do not support safety or that there were human errors in the conduct of the studies or otherwise; the risk that further studies of Entereg ® in OBD are not positive; the risk that the results of Study 001 do not support a submission of a marketing approval application for alvimopan in Europe; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; Adolor’s history of operating losses since inception and its need for additional funds to operate its business; Adolor’s reliance on its collaborators, including GlaxoSmithKline in connection with the development and commercialization of Entereg®; market acceptance of Adolor’s products, if regulatory approval is achieved; competition; and securities litigation.

Further information about these and other relevant risks and uncertainties may be found in Adolor’s Reports on Form 8-K, 10-Q and 10-K filed with the U. S Securities and Exchange Commission. Adolor urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Adolor at http://www.adolor.com. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Adolor undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.

GSK Cautionary statement regarding forward-looking statements

Under the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995, the company cautions investors that any forward-looking statements or projections made by the company, including those made in this Announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect the Group’s operations are described under ‘Risk Factors’ in the Operating and Financial Review and Prospects in the company’s Annual Report 2004.

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